EXHIBIT 5.1

March 17, 2015

Hansen Medical, Inc.

800 East Middlefield Road

Mountain View, CA 94043

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Hansen Medical, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 26,728,369 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”) issued or that may be issued by the Company upon the exercise of the Company’s outstanding warrants (the “Warrants”) to purchase Common Stock issued pursuant to the Exchange Agreement (as defined below), of which (i) 20,442,346 are issued and outstanding as of the date hereof (the “Outstanding Shares”) and (ii) 6,286,023 may be issued upon the exercise of the Warrants (the “Warrant Shares”, and collectively with the Outstanding Shares, the “Registered Shares”)

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the Amended and Restated Certificate of Incorporation of the Company, as currently in effect (the “Charter”), the Amended and Restated Bylaws of the Company, as amended to the date hereof (the “Bylaws”), that certain Exchange Agreement by and between the Company and the warrantholders identified on Exhibit A thereto, dated as of July 30, 2014 (the “Exchange Agreement”), the form of Warrant, and the resolutions (the “Resolutions”) adopted by the board of directors of the Company relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Outstanding Shares are validly issued, fully paid and nonassessable.

2. The Warrant Shares will be validly issued, fully paid and nonassessable when (a) each such Warrant Share shall have been duly issued and delivered in the manner contemplated by and in accordance with the Warrant relating to such Warrant Share upon exercise thereof; and (b) a certificate in due and proper form representing each such Warrant Share shall have been duly executed, countersigned, registered and delivered to the person

Hansen Medical, Inc.

March 17, 2015

entitled thereto against payment of the exercise price therefor (in an amount not less than the par value thereof) in accordance with the Warrant relating to such Warrant Share or, if any such Warrant Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Share to the purchaser thereof upon payment of the exercise price therefor (in an amount not less than the par value thereof), in each case in accordance with the Warrant relating to such Warrant Share.

For the purposes of this opinion letter, we have assumed that, at the time of issuance, sale and delivery of each Warrant Share, the Charter, Bylaws, the Exchange Agreement, the Resolutions and the applicable Warrant will not have been modified or amended and will be in full force and effect.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP